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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Riverwood Holding, Inc. of our report dated February 7, 2003 and April 10, 2003 relating to the financial statements and financial statement schedule of Riverwood Holding, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
May 1, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS